As filed with the Securities and Exchange Commission on October 25, 2021

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vitru Limited

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands		N/A
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, State of Santa Catarina, Brazil 88032-005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc. 122 East 42nd Street, 18th floor New York, NY 10168 (212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Primary Offering:
Common shares, par value U.S.$0.00005 per share
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights
Units

Subtotal	U.S.$400,000,000	—	U.S.$400,000,000.00	U.S.$37,080.00
Secondary Offering:
Common shares, par value U.S.$0.00005 per share	23,538,503	—	U.S.$337,895,210.57	U.S.$31,322.89

Total		—	U.S.$737,895,210.57	U.S.$68,402.89

(1)	The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued by the registrant pursuant to the registration statement shall not have a maximum aggregate offering price that exceeds U.S.$400,000,000 or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities or that are issued in units. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. In addition, up to 23,538,503 common shares may be sold by selling shareholders to be identified in a prospectus supplement to the prospectus forming part of this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant and pursuant to Rule 457(c) with respect to up to 23,538,503 common shares that may be sold by the selling shareholders. The proposed maximum aggregate offering price of up to 23,538,503 common shares to be sold by the selling shareholders is based on the average of the U.S.$14.60 (high) and U.S.$14.11 (low) sale prices per share of the common shares as reported on the Nasdaq Global Select Market on October 22, 2021, which date is within five business days prior to filing this Registration Statement. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed U.S.$400,000,000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling shareholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2021

PROSPECTUS

Vitru Limited
(incorporated in the Cayman Islands)

U.S.$400,000,000
Common Shares, Debt Securities, Warrants, Rights and Units offered by the Company and

23,538,503 Common Shares offered by the Selling Shareholders

Vitru Limited, or Vitru, may offer, from time to time, common shares, U.S.$0.00005 par value per share, senior debt securities, subordinated debt securities, warrants, rights to purchase any of our common shares or any of the other securities offered pursuant to this registration statement, or units, separately or together in any combination, in one or more offerings up to U.S.$400,000,000. Our common shares are listed on the Nasdaq Global Select Market under the symbol “VTRU.” The closing price of our common shares, as reported on the Nasdaq Global Select Market on October 22, 2021 was U.S.$14.20.

In addition, from time to time, any selling shareholders named in a prospectus supplement, or the selling shareholders, may offer and sell, from time to time, up to 23,538,503 common shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of common shares by the selling shareholders.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Investing in these securities involves certain risks.
See “Risk Factors” section beginning on page 2.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                                        , 2021

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, any of the securities identified in this prospectus may be offered together or separately in one or more series, if any. We may offer and sell any combination of the securities identified in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Vitru” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Vitru Limited, together with its subsidiaries. The common shares and the other securities that may be offered using this prospectus are referred to collectively herein as the securities.

Special Note on Forward-Looking Statements

This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•	the impact of the 2019 novel coronavirus, or COVID-19, outbreak on general economic and business conditions in Brazil and globally and any restrictive measures imposed by governmental authorities in response to the outbreak;

•	our ability to implement, in a timely and efficient manner, any measure necessary to respond to, or reduce the impacts of the COVID-19 outbreak on our business, operations, cash flow, prospects, liquidity and financial condition;

•	our ability to efficiently predict and react to temporary or long-lasting changes in consumer behavior resulting from the COVID-19 outbreak, including after the outbreak has been sufficiently controlled;

•	the downgrading of Brazil’s investment ratings;

•	general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

•	our ability to implement our business strategy;

•	our ability to adapt to technological changes in the educational sector;

•	the availability of government authorizations on terms and conditions and within periods acceptable to us;

•	our ability to continue attracting and retaining new students;

•	our ability to maintain the academic quality of our programs;

•	our ability to maintain the relationships with our hub partners;

•	our ability to collect tuition fees;

•	our ability to grow our business;

•	the availability of qualified personnel and the ability to retain such personnel;

•	changes in the financial condition of the students enrolling in our schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our schools;

•	our capitalization and level of indebtedness;

•	the interests of our controlling shareholders, funds and accounts advised by The Carlyle Group, or Carlyle, funds and accounts advised by Vinci Partners, or Vinci Partners, and funds and accounts advised by Neuberger Berman, or the NB Funds, or, collectively, the “Controlling Shareholders”;

•	changes in government regulations applicable to the education industry in Brazil;

•	government interventions in education industry programs, that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to educational institutions;

•	a decline in the number of students enrolled in our programs or the amount of tuition we can charge;

•	our ability to compete and conduct our business in the future;

•	the success of operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and our competitors;

•	changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

•	changes in labor, distribution and other operating costs;

•	our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Risk Factors.”

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

v

The Company

We are a Cayman Islands exempted company incorporated with limited liability on March 5, 2020.

Our mission is to democratize access to education in Brazil through a digital ecosystem and empower every student to create their own success story.

Postsecondary education students in Brazil have been facing several challenges, including (1) high tuition fees with few to no financing alternatives; (2) long commutes; (3) lack of access to continuously available resources for studying; (4) teachers, tutors and materials which fail to engage students; and (5) poor support and student experience.

We believe that the future of postsecondary education consists of a combination of quality, engagement, flexibility, affordability, technology and innovation. We believe that by incorporating all these elements into our value proposition, we not only provide an unparalleled hybrid learning experience for our students in their academic journey, but also help them to increase their professional opportunities, which translates into higher employability levels and wages.

Our registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

Our principal executive offices are located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil. Our legal name is Vitru Limited and our commercial name is “Vitru” or “Uniasselvi.” Our telephone number at our principal executive offices is +55 (47) 3281-9500. Our principal website is www.vitru.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors

Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our 2020 Annual Report (as defined herein), which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Enforceability of Civil Liabilities

Cayman Islands

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services.

Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Substantially all of our assets are located outside the United States, in Brazil. In addition, all of the members of our board of directors and our officers are nationals or residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY, 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of an offering of securities.

Brazil

We have been advised by Lefosse Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or STJ. That recognition will only be available, pursuant to Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil, Law No. 13,105, of March 16, 2015, as amended), if the U.S. judgment:

•	complies with all formalities necessary for its enforcement under the laws of the U.S. court;

•	is issued by a competent court or authority in the jurisdiction where it was awarded, after proper service of process is made on the parties, which service must be in accordance with Brazilian law if made in Brazil; or

after sufficient evidence of absence (revelia) has been given, as requested under the laws of the United States;

•	is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

•	is final and, therefore, not subject to appeal (res judicata) in the United States;

•	creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

•	is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the Hague Convention. If such decision emanates from a country that is not a signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate;

•	is accompanied by a sworn translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	is not contrary to Brazilian national sovereignty, good morals, or public policy and does not violate the dignity of the human person, as set forth in Brazilian law.

The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

We believe original actions may be brought in connection with the offering of securities hereunder predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of money according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). This is so except in the case of: (1) claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), or enforcement of foreign judgments that have been duly recognized by the Superior Court of Justice; (2) counterclaims as established; and (3) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory.

If proceedings are brought in Brazilian courts seeking to enforce our obligations with respect to our common shares, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our common shares would be expressed in reais. Under Brazilian exchange control laws, an obligation in Brazil to pay amounts denominated in a currency other than the real may only be satisfied in Brazilian currency, usually at the exchange rate, as determined by the Central Bank, in effect on the date the judgment is obtained, and such amounts are then usually adjusted to reflect exchange rate variations and monetary restatement through the effective payment date. The then prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the common shares. See “Risk Factors.”

We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Capitalization

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

Selling Shareholders

The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 23,538,503 common shares held by them. All of these common shares were either acquired before our initial public offering, or IPO, in September 2020 or afterwards prior to the date hereof by our directors and certain members of our management pursuant to our existing share option long-term incentive program.

The selling shareholders are expected to consist of significant shareholders or our directors and certain members of our management.

Information about the selling shareholders, where applicable, including their identities, the amount of common shares owned by each selling shareholder prior to the offering, the number of common shares to be offered by each selling shareholder and the amount of common shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling shareholders may not sell any common shares pursuant to this prospectus until we have identified such selling shareholders and the common shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common shares pursuant to any available exemption from the registration requirements of the Securities Act.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of common shares to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement.

Description of Share Capital

General

Vitru Limited was incorporated on March 5, 2020, as a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies under incorporation number 360670. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Cayman Islands’ Companies Act (As Revised), or the “Companies Act”.

Our affairs are governed principally by: (1) our amended and restated memorandum and articles of association adopted on September 2, 2020, or our “Memorandum and Articles of Association”; (2) the Companies Act; and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our Memorandum and Articles of Association authorize the issuance of up to 1,000,000,000 shares of our authorized share capital. As of the date of this prospectus, we had 23,538,503 common shares of our authorized share capital issued, fully paid and outstanding.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “VTRU.”

The following is a summary of the material provisions of our authorized share capital and our Articles of Association.

Share Capital

The Memorandum and Articles of Association authorize common shares, which are entitled to one vote per share.

As of the date of this prospectus, Vitru’s total authorized share capital was U.S.$50,000, divided into 1,000,000,000 shares par value U.S.$0.00005 each, all of which are undesignated and may be issued by our board of directors as common shares of any class or as shares with preferred, deferred or other special rights or restrictions.

As of the date of this prospectus, Vitru had a total issued and outstanding share capital of U.S.$1,176.92 divided into 23,538,503 common shares par value U.S.$0.00005 each.

Treasury Shares

As of the date of this prospectus, Vitru had no shares in treasury.

Issuance of Shares

Except as expressly provided in Vitru’s Articles of Association, the board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company’s capital without the approval of our shareholders (whether forming part of the original or any increase to issued share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. In accordance with its Articles of Association, Vitru shall not issue bearer shares. Vitru’s Articles of Association also provide that the issuance of non-voting shares requires the affirmative vote of a majority of the of then-outstanding common shares.

Fiscal Year

Vitru’s fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Voting Rights

The holders of the common shares are entitled to one vote per share.

Vitru’s Articles of Association provide as follows regarding the respective rights of holders of shares:

•	class consents from the holders of shares shall be required for any variation to the rights attached to their respective class of shares, however, the directors may treat any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposal;

•	the rights conferred on holders of shares of any class shall not be deemed to be varied by the creation or issue of further shares of that class; and

•	the rights attaching to shares of any class shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

Preemptive or Similar Rights

Holders of our common shares are not entitled to preemptive or similar rights.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, Vitru’s board of directors may set a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as a shareholder of Vitru at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to Vitru in respect of the shares that such shareholder holds must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation or company, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per common share.

As a Cayman Islands exempted company, Vitru is not obliged by the Companies Act to call annual general meetings. The Articles of Association provide that the Company will in each year hold a general meeting as its annual general meeting. At any annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors. In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, Vitru may, but is not required to (unless required by the laws of the Cayman Islands), hold other extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in the city of Florianópolis in the State of Santa Catarina, Brazil, but may be held elsewhere if the directors so decide.

The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s Articles of Association. However, these rights may be provided in a company’s Articles of Association. Vitru’s Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

Vitru will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

Holders whose shares are registered in the name of The Depository Trust Company, or DTC, or its nominee, which we expect will be the case for all holders of common shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the common shares.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.

A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Act and our Articles of Association.

Pursuant to Vitru’s Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or in his absence the vice-chairman of the board of directors. If the chairman or vice-chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

If Vitru is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between Vitru and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between Vitru and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between Vitru and any person or persons to waive or limit the same, shall apply Vitru’s property in satisfaction of its liabilities pari passu and subject thereto shall distribute the property amongst the shareholders according to their rights and interests in Vitru.

Changes to Capital

Pursuant to the Articles of Association, Vitru may from time to time by ordinary resolution:

•	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid-up shares into stock and reconvert that stock into paid up shares of any denomination;

•	subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Vitru’s shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

In addition, subject to the provisions of the Companies Act and our Articles of Association, Vitru may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase its own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of its own capital.

Transfer of Shares

Subject to any applicable restrictions set forth in the Articles of Association, any shareholder of Vitru may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company’s board of directors.

However, Vitru’s board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

•	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to Vitru in respect thereof;

•	the instrument of transfer is lodged with Vitru, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the common shares transferred are free of any lien in favor of Vitru; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

The Companies Act and the Articles of Association permit Vitru to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of Vitru, subject to the Companies Act, the Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

We have not adopted a dividend policy with respect to payments of any future dividends by Vitru. Subject to the Companies Act, Vitru’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors (and, for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommend by the board of directors). The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to Vitru. Except as otherwise provided by the rights attached to shares and the Articles of Association of Vitru, all dividends shall be paid in proportion to the number of common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (i) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly, and (ii) where we have shares in issue which are not fully paid up (as to par value) we may pay dividends in proportion to the amounts paid up on each share.

The holders of common shares shall be entitled to share equally in any dividends that may be declared in respect of Vitru’s common shares from time to time.

Appointment, Disqualification and Removal of Directors

Vitru is managed by its board of directors. The Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of four to nine directors, with the number being determined by a majority of the directors then in office with the consent of The Carlyle Group; and Vinci Partners, in each case for so long as it enjoys director appointment rights (it being understood that The Carlyle Group and Vinci Partners shall consent to an increase in the size of the board of directors if necessary to accommodate the right of the NB Funds to appoint a director). There are no provisions relating to retirement of directors upon reaching any age limit. The Articles of Association also provide that, while Vitru’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Articles of Association also provide that each of The Carlyle Group and Vinci Partners, for so long as it holds not less than 15 per cent of the voting shares in issue, shall be entitled to appoint up to two persons to act as directors, and that each of The Carlyle Group and Vinci Partners, for so long as it holds not less than 5 per cent and not more than 15 per cent of the voting shares in issue, shall be entitled to appoint one person to act as a director. Each of The Carlyle Group and Vinci Partners shall be entitled to remove any of the directors so appointed.

The Articles of Association otherwise provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed to a two year term, unless they resign, are removed or their office is vacated earlier, provided however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

Each director shall be appointed for a two-year term, unless they resign, are removed or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed). Directors are eligible for re-election.

Any vacancies on the board of directors that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting of shareholders.

Additions to the existing board (within the limits set pursuant to the Articles of Association) may be made by ordinary resolution of the shareholders.

For so long as the NB Funds hold not less than 5 per cent of the voting shares in issue, the NB Funds shall be entitled to appoint an observer to the board of directors and any committee of the board of directors established from time to time. In each case, the observer shall be entitled to attend and speak at all such meetings and receive copies of all board papers as if they were a director but shall not be entitled to vote on any resolutions proposed at a board meeting.

Upon the completion of our initial public offering, the board of directors had in place an audit committee.

Grounds for Removing a Director

A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director, (4) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, are considered to be a breach of the performance of his or her duties and/or obligations, including: (i) the uninterrupted or repeated omission or refusal to perform the duties and/or obligations established in the Articles of Association or by applicable law; and/or (ii) he or she is unable to comply with such duties and/or obligations as a result of an alcohol or drug addiction; (5) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, cause material damages to or adversely affects the financial situation or commercial reputation of the Company; (6) resigns his office by notice to us or (7) has for more than year been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

Proceedings of the Board of Directors

The Articles of Association provide that Vitru’s business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office (subject to there being a minimum of two directors present) provided that such a majority must include at least one director appointed by The Carlyle Group and one director appointed by Vinci Partners, for so long as each of them enjoys director appointment rights under the Articles of Association. If such a quorum is not present within half an hour from the time appointed for a board meeting, or if during a meeting such quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or at such time and place as determined by the directors present at such meeting. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed, then the meeting shall proceed. Business at any board meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of the Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate.

Subject to the provisions of the Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of Vitru, including, subject to the Companies Act, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Business Opportunities

The Articles of Association also provide that, to the fullest extent permitted by applicable law and except as may be otherwise expressly agreed in writing by Vitru, on the one hand, and The Carlyle Group, Vinci Partners or the NB Funds, on the other hand, Vitru, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of Vitru and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, Vitru or any of its subsidiaries or any dealings with customers or clients of Vitru or any of its subsidiaries) that are from time to time presented to The Carlyle Group, Vinci Partners or the NB Funds or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than the Company and its subsidiaries), even if the transaction, matter or opportunity is one that Vitru or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of The Carlyle Group, Vinci Partners nor the NB Funds, nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to Vitru or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to Vitru or its subsidiaries, unless, in the case of any such person who is a director or officer of Vitru, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Vitru.

Inspection of Books and Records

Holders of Vitru shares have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent Vitru’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company’s website or filing such annual reports as we are required to file with the SEC.

The Articles of Association also provide that the Company may provide shareholders (that are incorporated under Brazilian laws and subject to Brazilian Exchange Commission regulations or otherwise) copies of any and all: (i) agreements entered into by the Company with its related parties; (ii) shareholders’ agreements entered into by the Company; and (iii) stock option or other securities-based remuneration programs of the Company.

Register of Shareholders

The common shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, is recorded in the shareholders’ register as the holder of our common shares.

Under Cayman Islands law, Vitru must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the class and number of shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	whether voting rights attach to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of shareholders of Vitru is prima facie evidence of the matters set out therein (i.e. the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Exempted Company

Vitru is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Cayman Islands Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Vitru is subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, Vitru currently intends to continue to comply with the Nasdaq rules in lieu of following home country practice.

Anti-Takeover Provisions in Our Articles of Association

Some provisions of the Articles of Association may discourage, delay or prevent a change in control of Vitru or management that shareholders may consider favorable. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Vitru to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Vitru. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Controlling Shareholders

So long as the Controlling Shareholders have the ability to determine the outcome of most matters submitted to a vote of shareholders as well as the overall management and direction of Vitru, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors.

Preferred Shares

Vitru’s board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

Despite the anti-takeover provisions described above, under Cayman Islands law, Vitru’s board of directors may only exercise the rights and powers granted to them under the Articles of Association, for what they believe in good faith to be in the best interests of Vitru.

Protection of Non-Controlling Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of the shares of Vitru in issue, appoint an inspector to examine the Company’s affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that this winding up is just and equitable.

Notwithstanding the U.S. securities laws and regulations that are applicable to Vitru, general corporate claims against Vitru by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by Vitru’s Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against Vitru, or derivative actions in Vitru’s name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control Vitru, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Registration Rights and Restricted Shares

Although no shareholders of Vitru have formal registration rights, they or entities controlled by them or their permitted transferees will, subject to restrictions on transfer of their shares pursuant to the lock-up agreements entered into with the underwriters of our initial public offering, be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC.

Principal Differences between Cayman Islands and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to Vitru and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Cayman Islands Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies, in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	Vitru is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90.0% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be if effected duly authorized by more than the number of votes which have actually been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Corporate Governance

Cayman Islands law restricts transactions between a company and its directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors’ duties of care and skill and fiduciary duties to the companies which they serve. Under Vitru’s Articles of Association, a director must disclose the nature and extent of his interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, the interested director may vote in respect of any transaction or arrangement in which he or she is interested. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the directors present at the meeting.

Subject to the foregoing and our Articles of Association, our directors may exercise all the powers of Vitru to vote compensation to themselves or any member of their body in the absence of an independent quorum. We currently have no intention to establish a Compensation Committee.

As a foreign private issuer, we are permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, subject to certain requirements. We currently rely, and will continue to rely, on the foreign private issuer exemption with respect to the following rules:

•	Nasdaq Rule 5605(b), which requires that independent directors comprise a majority of a company’s board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors.

•	Nasdaq Rule 5605(e)(1), which requires that a company have a nominations committee comprised solely of “independent directors” as defined by Nasdaq. As allowed by the laws of the Cayman Islands, we do not have a nominations committee nor do we have any current intention to establish one.

•	Nasdaq Rule 5605(d) & (e), which require that compensation for our executive officers and selection of our director nominees be determined by a majority of independent directors. As allowed by the laws of the Cayman Islands, we do not have a nomination and corporate governance committee or remuneration committee nor do we have any current intention to establish either.

•	Nasdaq Rule 5635(d), which requires that a listed issuer obtain stockholder approval prior to issuing or selling securities (or securities convertible into or exercisable for common stock) that equal 20% or more of the issuer’s outstanding common stock or voting power prior to such issuance or sale. Pursuant to the laws of the Cayman Islands and our Articles of Association, we are not required to obtain any such approval.

Borrowing Powers

Vitru’s directors may exercise all the powers of Vitru to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of Vitru or of any third-party. Such powers may be varied by a special resolution of shareholders (requiring a two-thirds majority vote).

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Vitru’s Articles of Association provide that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any losses suffered as a result of all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning Vitru or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Vitru’s directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors and officers owe the following fiduciary duties: (1) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (2) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (3) directors should not properly fetter the exercise of future discretion; (4) duty to exercise powers fairly as between different sections of shareholders; (5) duty to exercise independent judgment; and (6) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. With respect to the duty of directors to avoid conflicts of interest, Vitru’s Articles of Association vary from the applicable provisions of Cayman Islands law mentioned above by providing that a director must disclose the nature and extent of his or her interest in any transaction or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he or she actually possesses.

A general notice may be given to the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or (2) he or she is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to Vitru’s Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws.

A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s Articles of Association. Vitru’s Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, Vitru’s Articles of Association do not provide for cumulative voting. As a result, the shareholders of Vitru are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Transaction with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, Vitru cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owe duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act, Vitru may be dissolved, liquidated or wound up by a special resolution of shareholders (requiring a two-thirds majority vote). Vitru’s Articles of Association also give its board of directors authority to petition the Cayman Islands Court to wind up Vitru.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Vitru’s Articles of Association, if the share capital is divided into more than one class of shares, the rights attached to any class may only be varied with the written consent of the holders of two-thirds of the shares of that class or the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Also, except with respect to share capital (as described above), alterations to Vitru’s Articles of Association may only be made by special resolution of shareholders (requiring a two-thirds majority vote).

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, Vitru’s Articles of Association generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of shareholders (requiring a two-thirds majority vote).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by Vitru’s Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Vitru’s shares. In addition, there are no provisions in the Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Taxation

Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

Description of Debt Securities

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	subject to applicable law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Description of Debt Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Rights

The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption “Where You Can Find More Information.” The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each shareholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and, where applicable, the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units that include senior or subordinated debt securities, common shares, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

Plan of Distribution

We and any selling shareholders may sell the securities offered by this prospectus:

•	through or to underwriters;

•	through or to dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of these methods.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the public offering price of the securities;

•	any discounts or concessions allowed or re-allowed; and

•	confirm any exchange on which the securities will be listed, if any.

Underwriters

If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we or any selling shareholders may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Handling of Mail

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisers or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address.

Certain Anti-Money Laundering Matters

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Data Protection – Privacy Notice

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Act (As Revised), 2017 or the “DPA,” which came into effect in the Cayman Islands on 30 September 2019. This privacy notice puts investors in the Company on notice that through your investment into Vitru you may provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to the Company.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

Individual Rights in Respect of Personal Data

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils the Company’s obligation in this respect.

Individuals have rights under the DPA in certain circumstances. These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that the Company cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.vitru.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus.

Legal Matters

We are being represented by Davis Polk & Wardwell LLP with respect to the validity of the debt securities, warrants, rights and units, and certain legal matters of United States federal securities and New York State law. Certain legal matters of United States federal securities and New York State law in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of common shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP and for the underwriters by a law firm named in the applicable prospectus supplement. Certain other matters of Brazil law will be passed upon for us by Lefosse Advogados and for the underwriters by a law firm named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Vitru Limited as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 incorporated herein by reference to Vitru Limited’s Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated herein by reference to Vitru Limited’s report on Form 6-K furnished to the SEC on October 22, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our common shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Vitru that it filed pursuant to the rules and regulations of the SEC.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	our most recent annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 29, 2021 (our “2020 Annual Report”);

•	exhibit 99.2 to our report on Form 6-K furnished to the SEC on August 25, 2021, containing our unaudited interim condensed consolidated financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021;

•	our report on Form 6-K furnished to the SEC on October 22, 2021, relating to (i) the unaudited condensed interim financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, and the notes thereto, (ii) the audited financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. as of and for the years ended December 31, 2020 and 2019, and the notes thereto, and (iii) our unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 and the notes thereto; and

•	with respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Vitru Limited
Rodovia José Carlos Daux, 5500, Torre Jurerê A,
2nd floor, Saco Grande, Florianópolis, State of Santa Catarina,

Brazil

88032-005
+55 (11) 3047-2699

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

The registrant’s Articles of Association provide that each director or officer of the registrant shall be indemnified out of the assets of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation) (collectively “Losses”) incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by such director or officer in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Also, the registrant expects to maintain director’s and officer’s liability insurance covering its directors and officers with respect to general civil liability, including liabilities under the Securities Act, which he or she may incur in his or her capacity as such.

The form of underwriting agreement to be filed as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 to this registration statement will also provide for indemnification by the underwriters of the registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that these liabilities are caused by information relating to the underwriters that was furnished to us by the underwriters in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement relating to common shares
1.2*	Form of Underwriting Agreement relating to debt securities
1.3*	Form of Underwriting Agreement relating to warrants
1.4*	Form of Underwriting Agreement relating to rights
1.5*	Form of Underwriting Agreement relating to units
3.1**	Amended and Restated Memorandum and Articles of Association of Vitru (previously filed as Exhibit 3.1 to Amendment No. 1 to our registration statement on Form F-1 (File No. 333-248272) filed with the SEC on September 8, 2020 and incorporated by reference herein).
4.1	Form of Senior Debt Indenture
4.2	Form of Subordinated Debt Indenture

4.3*	Form of Senior Debt Security
4.4*	Form of Subordinated Note
4.5*	Form of Warrant Agreement
4.6*	Form of Rights Agreement
4.7*	Form of Units Agreement
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the registrant, as to the validity of the common shares
5.2	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the registrant, as to the validity of the securities (other than the common shares)
10.1†	English translation of the Quota Purchase Agreement, dated August 23, 2021, among VITRU Brasil Empreendimentos, Participações e Comércio S.A., CESUMAR - Centro de Ensino Superior de Maringá Ltda., Vitru Limited and certain individuals.
23.1	Consent of PricewaterhouseCoopers Auditores Independentes
23.2	Consent of PricewaterhouseCoopers Auditores Independentes
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.4	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1 ***	Form T-1 Statement of Eligibility of Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939
25.2***	Form T-1 Statement of Eligibility of Trustee for the Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

**	Previously filed.

***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

† Portions of this exhibit have been omitted as permitted under Item 601(b)(10) of Regulation S-K.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 of the Exchange Act.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“the Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of Florianópolis, Brazil, on October 25, 2021.

Vitru Limited

By:	/s/ Pedro Jorge Guterres Quintans Graça
Name: Pedro Jorge Guterres Quintans Graça
Title: Chief Executive Officer

By:	/s/ Carlos Henrique Boquimpani de Freitas
Name: Carlos Henrique Boquimpani de Freitas
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pedro Jorge Guterres Quintans Graça and Carlos Henrique Boquimpani de Freitas each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Pedro Jorge Guterres Quintans Graça	Chief Executive Officer and Director (principal executive officer)	October 25, 2021
Pedro Jorge Guterres Quintans Graça

/s/ Carlos Henrique Boquimpani de Freitas	Chief Financial Officer (principal financial officer and principal accounting officer)	October 25, 2021
Carlos Henrique Boquimpani de Freitas

/s/ Edson Gustavo Georgette Peli	Chairman	October 25, 2021
Edson Gustavo Georgette Peli

Director
Fernando Cezar Dantas Porfírio Borges

/s/ Lywal Salles Filho	Director	October 25, 2021
Lywal Salles Filho

/s/ Rivadávia Correa Drummond de Alvarenga Neto	Director	October 25, 2021
Rivadávia Correa Drummond de Alvarenga Neto

/s/ Claudia Jordão Ribeiro Pagnano	Director	October 25, 2021
Claudia Jordão Ribeiro Pagnano

/s/ Carlos Eduardo Martins e Silva	Director	October 25, 2021
Carlos Eduardo Martins e Silva

Director
Aline Sun
/s/ Colleen A. De Vries	Cogency Global Inc. Authorized representative in the United States	October 25, 2021
Colleen A. De Vries, Senior Vice-President, on behalf of Cogency Global Inc.